EXHIBIT 99.1

CAMAC Energy Signs Heads of Agreement to Acquire Avana Petroleum

HOUSTON, TEXAS – November 7, 2011 – CAMAC Energy Inc. (NYSE Amex: CAK), a U.S.-based energy company engaged in the exploration, development and production of oil and gas in West Africa and China, today announced that it has signed a heads of agreement (“HOA”) to acquire one hundred percent of the issued share capital of Avana Petroleum Limited, a private Isle of Man company (“Avana”), for a purchase price of US$15 million, payable in shares of the Company’s common stock.  Avana is an independent oil and gas exploration group whose core area of interest centers on the western Indian Ocean and East African margin with interests in the Seychelles Islands and offshore Kenya.

The purchase is subject to a number of conditions, including the negotiation and signing of a definitive share purchase agreement,  the satisfactory completion of technical, financial, and operational due diligence and the receipt of any necessary governmental and regulatory approvals. Under the HOA, the Company and Avana have agreed to negotiate in good faith, on an exclusive basis, with the intent of signing the definitive purchase agreement within thirty days.  The purchase consideration is payable in shares of common stock of the Company, based on the volume-weighted average closing price of the common stock on the NYSE Amex for the thirty trading days immediately before the date of issue, in three tranches:  US$10 million upon completion of the purchase; US$2.5 million six months following completion; and US$2.5 million 12 months following completion.

Avana’s primary asset is a 25% participating interest in an approximately 15,000 km2 (3.7 million acre) shallow water exploration area in the Seychelles Islands operated by its partner East Africa Exploration, a wholly owned subsidiary of Afren Plc (“Afren”).  The acreage is independently estimated to contain 464 million barrels of oil equivalent of gross prospective resources, and Afren plans to drill its first exploration well in 2012.  (Source:  www.afren.com.)

Additionally, Avana owns a 10% interest in an exploration block offshore Kenya operated by Dominion Petroleum Limited (“Dominion”). The production sharing contract for the 5,110 km2 (1.3 million acre) exploration area was awarded to the partners in May 2011.  Dominion, which has recently announced that it has agreed to the terms of a recommended offer to purchase all of its issued share capital by Ophir Energy plc, plans to shoot 500km2 of 3D seismic data, reprocess 2,500 km of 2D seismic and carry out G&G studies during the first two-year exploration period.  (Source:  www.dominionpetroleum.com.)

Avana is pursuing opportunities to take additional hydrocarbons interests throughout the wider East Africa and western Indian Ocean region.

Chairman and Chief Executive Officer Dr. Kase Lawal commented, “The Company’s proposed acquisition of Avana Petroleum would expose our shareholders to what we believe to be highly prospective acreage offshore East Africa, one of the Continent’s most exciting frontier oil and gas provinces. Not only are the Seychelles and Kenyan blocks surrounded by recent world class oil and gas discoveries by Anadarko, Tullow, and ENI, but they are operated by Afren and Dominion, respectively, two of the region’s most skilled and experienced operators.”

Dr. Lawal concluded, “Today’s announcement represents a significant milestone in our strategy to acquire prime exploration acreage in Africa’s frontier basins and exemplifies the Company’s commitment to do so through transactions that are expected ultimately to be materially accretive to CAMAC Energy’s net asset value.  We look forward to updating our shareholders as we progress towards a definitive agreement and completion of this transaction.”

Sam Malin, founder and Chief Executive Officer of Avana, stated, “We believe partnering with CAMAC Energy will further our strategic vision of creating an independent Pan-African exploration and production group. Completion of this transaction would also fulfill our goal of achieving a public listing on an internationally recognized stock exchange.  We look forward to working with CAMAC Energy to sign a definitive agreement and complete this transaction.”

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil leases in deepwater Nigeria that started production from the Oyo Oilfield in December 2009, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

About Avana Petroleum Limited

Avana Petroleum Limited is an independent oil and gas exploration group incorporated in the Isle of Man in 2007 whose core area of interest centers on the western Indian Ocean and East African margin, which Avana has strategically recognized and selected as they are considered highly prospective and amongst the last underdeveloped hydrocarbon frontiers relatively unexploited on a commercial scale. Key members of the Avana team have been active in the region since the early 1990s and before. Also, several team members were instrumental in the identification of the economic potential of Madagascar’s heavy oil resources and the subsequent appraisal of these assets moving them towards eventual development.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are “forward-looking statements,” including statements regarding the Company’s business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “should,” “believes,” “expects,” “anticipates” or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Risks and uncertainties regarding the transactions described herein include the possibility that the parties are unable to reach a definitive agreement, that the closing of the transaction does not occur, either due to the failure of closing conditions, rights of the parties to terminate the definitive agreement, or other reasons, risks that the transaction disrupts current plans and diverts management from day-to-day operations, and the amount of the costs, fees, expenses and charges related to the transaction. In addition, the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of other factors, including those discussed in the Company’s periodic reports that are filed with and available from the Securities and Exchange Commission (“SEC”). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Other Matters

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only “reserves,” as that term is defined under SEC rules. We use the term “gross prospective resources” in this press release in reference to certain oil and gas interests held by Avana Petroleum, which the SEC’s guidelines do not permit us to include in our filings with the SEC.

Nothing herein shall be deemed to constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company. Any securities issued in connection with the transactions described herein will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Relations Contact:

Media:
CAMAC Energy Inc.
Cristy Taylor, 713-797-2940
PR@camacenergy.com

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Investor Relations:
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(832) 209-1419
IR@camacenergy.com